SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 25, 2005

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2
Plano, TX 75074
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement

On August 26, 2005, TGC Industries, Inc.  (“TGC” or the “Company”) entered into an employment contract with its President and Chief Executive Officer, Wayne A. Whitener (the “Employment Contract”).  The term of the Employment Contract is from August 1, 2005 to July 31, 2007.  Under the Employment Contract, Mr. Whitener will receive an annual salary of $175,000, and will be eligible for a performance bonus that will be determined by the Company’s board of directors of up to $175,000.  The Employment Contract contains both a covenant not to compete that is effective for a period of one year after the cessation of Mr. Whitener’s employment with the Company and a confidentiality agreement.  A copy of the Employment Contract is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Indemnification Agreements

On August 26, 2005, the Company entered into an indemnification agreement with each of its directors, Allen T. McInnes, William J. Barrett, William C. Hurtt, Jr., Herbert M. Gardner, Edward L. Flynn, and Wayne A.  Whitener, who is also the Company’s President and Chief Executive Officer (collectively, the “Indemnification Agreements”).  Under the Indemnification Agreements, in exchange for each director’s service to the Company and its affiliates, the Company has agreed to indemnify each director who is involved in any threatened, pending or completed investigation, claim, action, suit or proceeding whether civil, criminal, administrative or investigative initiated against the director as a result of his service as the Company’s director, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action.  Messrs. Barrett, Gardner, McInnes and Whitener all had previous indemnification agreements dated August 28, 1997 that are replaced by these new Indemnification Agreements.  A form of the Indemnification Agreement is being furnished as Exhibit 10.2 to this Current Report on Form 8-K.

Lease Agreement

On August 25, 2005, the Company entered into a 38 month commercial lease agreement effective September 1, 2005 for 10,000 square feet of additional warehouse and office space and an additional 10,000 square feet of outdoor storage in Plano, Texas, with JSS / Capital Avenue, L.P. (the “Lease”).  The Company will use this additional space to store equipment and provide office space for its administrative personnel.  Under the Lease, the Company will begin making monthly rental payments in the amount of $4,816 in the third month of the lease, as the first two rental payments are abated.  A copy of the Lease is being furnished as Exhibit 10.3 to this Current Report on Form 8-K.

Item 1.02  Termination of a Material Definitive Agreement.

See Item 1.01 “Entry into a Material Definitive Agreement – Indemnification Agreements” regarding the fact that Messrs. Barrett, Gardner, McInnes and Whitener had indemnification agreements dated August 28, 1997 that were replaced on August 26, 2005 by new Indemnification Agreements for each of Messrs. Barrett, Gardner, McInnes and Whitener.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement – Lease Agreement.”

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1	Employment Contract between TGC Industries, Inc. and Wayne A. Whitener, dated August 26, 2005.

10.2	Form of TGC Industries, Inc. Director and Officer Indemnification Agreement.

10.3	Commercial Lease Agreement between TGC Industries, Inc. and JSS / Capital Avenue, L.P., dated August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: August 31, 2005	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

(Signing on behalf of the Registrant and as Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Contract by and among TGC Industries, Inc. and Wayne A. Whitener, dated August 26, 2005.

10.2	Form of TGC Industries, Inc. Director and Officer Indemnification Agreement.

10.3	Commercial Lease Agreement by and among TGC Industries, Inc. and JSS / Capital Avenue, L.P., dated August 25, 2005.